NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT MAY BE MADE UNTIL THE EFFECTIVENESS OF A REGISTRATION STATEMENT OR OF A POST-EFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), COVERING THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT, OR UNTIL THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.





                          UNDERWRITER'S WARRANT TO PURCHASE
                       COMMON STOCK AND/OR REDEEMABLE WARRANTS


                            FIRSTLINK COMMUNICATIONS, INC.
                               (AN OREGON CORPORATION)


                              Dated: [__________], 1998






          THIS CERTIFIES THAT, for value received, [__________________] (the "Underwriter") or its registered assigns (the "Holder") is the owner of options (the "Underwriter's Option") to purchase from Firstlink Communications, Inc., an Oregon corporation (the "Company"), during the period and at the prices hereinafter specified, up to 70,000 Units, each unit consisting of one share of the Company's common stock, no par value per share (the "Common Stock"), and common stock purchase warrants (the "Warrants"), (the Units, and the Common Stock and Warrants underlying the Units, collectively referred to as the "Securities").

          This Underwriter's Option is issued pursuant to an Underwriting Agreement dated [__________], 1998, between the Company and the Underwriter in connection with a public offering through the Underwriter (the "Public Offering"), of 1,400,000 Units and, pursuant to the Underwriter's overallotment option, an additional 210,000 Units. The Warrants (including those issuable pursuant to the exercise of the Underwriter's Option) will be issued pursuant to and subject to the terms and conditions set forth in an agreement between the Company, the Underwriter and Continental Stock Transfer & Trust Company (the "Warrant Agreement").


          1.   EXERCISE OF THE UNDERWRITER'S OPTION.

          (a) The rights represented by this Underwriter's Option shall be exercisable at the prices and during the period specified below, upon the terms and subject to the conditions as set forth herein:

               (i)   During the period from [_________], 1998 to [_______],
1999, inclusive, the Holder shall have no right to purchase any Securities hereunder.

               (ii)  Between [_______], 1999 and [_______], 2003, inclusive, the
Holder shall have the option to purchase shares of Common Stock and Warrants hereunder at a price of $[_____] per Unit, the purchase price of the Units being 140% of the public offering prices for the Securities set forth in the Prospectus forming a part of the registration statement on Form SB-2
(File No. 33-[__________]) of the Company, as amended (the "Registration Statement").

               (iii) After [_________], 2003, the Holder shall have no right to purchase any Securities hereunder and this Underwriter's Option shall expire effective at 5:00 p.m., New York time on such date.

          (b) The rights represented by this Underwriter's Option may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of this Underwriter's Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of shares of Common Stock and Warrants specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Paragraph 5 and subparagraphs (b), (c) and (d) of Paragraph 6 hereof. This Underwriter's Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Underwriter's Option is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Underwriter's Option shall have been so exercised.

          (c) Notwithstanding anything to the contrary contained in subparagraph (b) of paragraph 1, the Holder may elect to exercise this Underwriter's Warrant in whole or in part by receiving Shares and/or Warrants equal to the value (as determined below) of this Underwriter's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares and/or Warrants computed using the following formula:

               X = Y(A-B)
               ----------
                    A
                    -

WHERE:         X =  the number of Shares and/or Warrants to be issued to the
                    Holder;

               Y = the number of Shares and/or Warrants to be exercised under this Underwriter's Warrant;

               A = the current fair market value of one share of Common Stock and/or one Warrant (calculated as described below); and

               B = the Share Exercise Price and/or the Warrant Exercise Price, as the case may be.

          As used herein, the current fair market value of one share of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price on such day on The Nasdaq Stock Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Underwriter's Warrant is given or
(y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Underwriter's Warrant is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq Stock Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

     The current fair market value of one Warrant shall be determined in a like manner, with reference to the prices per Warrant.

          2.   RESTRICTIONS ON TRANSFER.

          This Underwriter's Option shall not be transferred, sold, assigned or hypothecated for a period of one year commencing [________], 1998, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Underwriter or an officer or partner of any other member of the selling group during such period. Any such assignment shall be effected by the Holder by (i) completing and executing the transfer form at the end hereof and (ii) surrendering this Underwriter's Option with such duly completed and executed transfer form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee is a permitted transferee under this Paragraph 2; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Underwriter's Option or Underwriter's Options of like tenor and representing in the aggregate rights to purchase the same number of Securities as are then purchasable hereunder. The Holder acknowledges that this Underwriter's Option may not be offered or sold except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that an exemption from registration under the Act is available.

          3.   COVENANTS OF THE COMPANY

          (a) The Company covenants and agrees that all Common Stock issuable upon the exercise of this Underwriter's Option will, upon issuance thereof and payment therefor in accordance with the terms hereof, and all Common Stock issuable upon exercise of the Warrants underlying this Underwriter's Option, will upon the issuance thereof and payment therefor in accordance with the terms of the Warrant Agreement, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

          (b) The Company covenants and agrees that during the period within which this Underwriter's Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Underwriter's Option and the Warrants included therein.

          (c) The Company covenants and agrees that for so long as the Securities shall be outstanding (unless the Securities shall no longer be registered under Paragraph 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter's Option and the Warrants contained therein, to be quoted by the NASDAQ Stock Market or listed on a national securities exchange.



          4.   NO RIGHTS OF STOCKHOLDER.

          This Underwriter's Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Underwriter's Option and are not enforceable against the Company except to the extent set forth herein.

          5.   REGISTRATION RIGHTS.

          (a) During the four year period following [________], 2003, the Company shall advise the Holder, whether the Holder holds this Underwriter's Option or has exercised this Underwriter's Option and holds Common Stock and Warrants underlying the Units, or Common Stock underlying the Warrants (the "Warrant Shares"), by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any securities of the Company, for its own account or for the account of others, and upon the request of the Holder made during such four-year period, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of any of the Common Stock or Warrants issuable hereunder, and/or the Warrant Shares (the "Registerable Securities"); provided, that this Paragraph 5(a) shall not apply to any registration statement filed pursuant to Paragraph 5(b) hereof or to registrations of shares in connection with an employee benefit plan or a merger, consolidation or other comparable acquisition or solely for registration of non-convertible debt or preferred equity securities of the Company; and provided, further, that, notwithstanding the foregoing, the Holder shall have no right to include any Registrable Securities in any new registration statement or post-effective amendment thereto unless as of the effective date thereof the Registration Statement (as it may hereafter be amended or supplemented) or any new registration statement under which the Registrable Securities are registered shall have ceased to be effective or the prospectus contained in such Registration Statement shall have ceased to be current. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registerable Securities, use its reasonable efforts to register and qualify any of the Registerable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as such Holder reasonably designates and do any and all other acts and things which may be necessary to enable such Holder to consummate the public sale of the Registerable Securities, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, and furnish indemnification in the manner provided in Paragraph 6 hereof. The Holder shall furnish information reasonably requested by the Company in accordance with such post-effective amendments or registration statements, including its intentions with respect thereto, and shall furnish indemnification as set forth in Paragraph 6. The Company shall continue to advise the Holders of the Registerable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earliest of (i) [______], 2003; or (ii) such time as all of the Registerable Securities have been registered and sold under the Act; or (iii) all of the Registrable Securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Act, or (iv) in the opinion of legal counsel for the Company, the Registrable Securities may be offered and sold by the holders thereof without being registered under the Act and such securities, upon receipt by the purchasers thereof pursuant to such sale, will not constitute "restricted securities" as such term is defined in Rule 144 under the Act.

          (b) If any fifty-one (51%) percent holder (as defined below) shall give notice to the Company at any time during the four (4) year period beginning [_____], 1998 to the effect that such holder desires to register under the Act any Registerable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registerable Securities will be involved (and the Registration Statement or any new registration statement under which such Registerable Securities are registered shall have ceased to be effective or the Prospectus contained therein shall have ceased to be current), then the Company will as promptly as practicable after receipt of such notice, but not later than thirty (30) days after receipt of such notice, at the Company's option, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registerable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its reasonable efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that such fifty-one (51%) percent holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post-effective amendment or registration statement pursuant to this Paragraph 5(b) on more than one occasion; and provided, further, that, the registration rights of the 51% holder under this Paragraph 5(b) shall be subject to the "piggyback" registration rights of other holders of securities of the Company to include such securities in any registration statement or post-effective amendment filed pursuant to this Paragraph 5(b). The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registerable Securities, use its reasonable efforts to register and qualify any of the Registerable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as such holder reasonably designates and furnish indemnification in the manner provided in Paragraph 6 hereof, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (c) The Holder may, in accordance with Paragraphs 5(a) or (b), at his or its option, and subject to the limitations set forth in Paragraph 1(a) hereof, request the registration of any of the Registerable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Underwriter's Option. The Holder may thereafter exercise this Underwriter's Option at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Common Stock underlying the Underwriter's Options and Warrants were included.

          (d) The term "51% holder," as used in this Paragraph 5, shall include any owner or combination of owners of Underwriter's Options or Registerable Securities if the aggregate number of shares of Common Stock and Warrant Shares included in and underlying the Underwriter's Options and Registerable Securities held of record by it or them, would constitute a majority of the aggregate of such shares of Common Stock and Warrant Shares underlying the

Underwriter's Option and Registrable Securities as of the date of the initial issuance of the Underwriter's Option.

          (e) The following provisions of this Paragraph 5 shall also be applicable:

               (i) Within ten (10) days after receiving any notice pursuant to Paragraph 5(b), the Company shall give notice to the other Holders of Underwriter's Options or Registerable Securities, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registerable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration, the Company shall, upon the request of any Holder of Registerable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holder. The Company shall use its reasonable efforts to qualify the Registerable Securities for sale in such states in which the Common Stock and Warrants are offered and sold in the Public Offering as the 51% holder shall reasonably designate at such times as the registration statement is effective under the Act, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (ii) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Paragraph 5(a) hereof notwithstanding that the Registerable Securities subject to this Underwriter's Option may be included in any such registration. The Company shall also comply with the one request for registration made by the 51% holder pursuant to Paragraph 5(b) hereof at the Company's own expense and without charge to any holder of the Registerable Securities. Notwithstanding the foregoing, any Holder whose Registerable Securities are included in any such registration statement pursuant to this Paragraph 5 shall, however, bear the fees of any counsel retained by him and any transfer taxes or underwriting discounts or commissions applicable to the Registerable Securities sold by him pursuant thereto and, in the case of a registration pursuant to Paragraph 5(a) hereof, any additional registration or "blue sky" or state securities fees attributable to the registration or qualification of such Holder's Registerable Securities.

          (iii) If the underwriter or managing underwriter in any underwritten offering made pursuant to Paragraph 5(a) hereof shall advise the Company that it declines to include a portion or all of the Registerable Securities requested by the Holders to be included in the registration statement, then distribution of all or a specified portion of the Registerable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of such Registerable Securities, such portion to be allocated among such Holders in proportion to the respective numbers of Registerable Securities requested to be registered by each such Holder). In such event the Company shall give the Holder prompt notice of the number of Registerable Securities excluded.
Further, in such event the Company shall, commencing six (6) months after the completion of such underwritten offering, file and use its best efforts to have declared effective, at its sole expense (subject to the last sentence of Paragraph 5(a)(ii)), a registration statement relating to such excluded securities.

          (iv) Notwithstanding anything to the contrary contained herein, the Company shall have the right at any time after it shall have given written notice pursuant to Paragraph 5(a) or 5(b) (irrespective of whether a written request for inclusion of any Registerable Securities shall have been made) to elect not to file or to delay any such proposed registration statement or post-effective amendment thereto, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Company may delay the filing of any registration statement or post-effective amendment requested pursuant to Paragraph 5(b) hereof by not more than 120 days if the Company, prior to the time it would otherwise have been required to file such registration statement or post-effective amendment thereto, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

          (v) If a registration pursuant to Paragraph 5(a) hereof involves an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriter with respect to the underwritten offering. No Holder of Registerable Securities may participate in any underwritten offering under this Agreement unless such holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Company and the underwriters. The requested registration pursuant to Paragraph 5(b) hereof shall not involve an underwritten offering unless the Company shall first give its written approval of each underwriter that participates in the offering, such approval not to be unreasonably withheld.

          6.   INDEMNIFICATION.

          (a) Whenever pursuant to Paragraph 5, a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each officer, employee, partner or agent of the Distributing Holder, if the Distributing Holder is a broker or dealer, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and will reimburse the Distributing Holder and each such underwriter or such other person for any legal or other expenses reasonably incurred by the Distributing Holder, or underwriter or such other person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, or (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

          (b) Whenever pursuant to Paragraph 5 a registration statement relating to the Registerable Securities is filed under the Act, or is amended or supplemented, the Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          7.  ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF

              SHARES OF COMMON STOCK.

              (a) COMPUTATION OF ADJUSTED PRICE. Except as hereinafter provided, in case the Company shall, at any time after the date of closing of the sale of securities pursuant to the IPO (the "Closing Date"), issue or sell any shares of Common Stock (other than the issuances or sales referred to in Paragraph 7(f) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed pursuant to Paragraph 7(j) hereof) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than both the "Market Price" (as defined in Paragraph 7(a)(vi) hereof) per share of Common Stock on the trading day immediately preceding such issuance or sale and the Warrant Price in effect immediately prior to such issuance or sale, or without consideration, then forthwith upon such issuance or sale, the Warrant Price in respect of the Common Stock issuable upon exercise of the Underwriter's Option (but not the exercise price of the Warrants underlying the Underwriter's Option, which shall be adjusted only in accordance with the Warrant Agreement) shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by multiplying the Warrant Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of
(1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Price immediately prior to such issuance or sale plus (2) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Warrant Price immediately prior to such issuance or sale; provided, however, that in no event shall the Warrant Price be adjusted pursuant to this computation to an amount in excess of the Warrant Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Paragraph 7(c) hereof. For the purposes of this Paragraph 7, the term "Warrant Price" shall mean the exercise price per share of Common Stock issuable upon exercise of the Underwriter's Option (initially $(____) per share), as adjusted from time to time pursuant to the provisions of this Paragraph 7.

          For the purposes of any computation to be made in accordance with this Paragraph 7(a), the following provisions shall be applicable:

                    (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                    (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                    (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                    (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subparagraph (ii) of this Paragraph 7(a).

                    (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                    (vi) As used herein, the phrase "Market Price" at any date shall be deemed to be the average of the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ Stock Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ Stock Market, the closing bid quotation as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale. If the Common Stock is listed or admitted to trading on a national securities exchange and also quoted on the NASDAQ Stock Market, the Market Price shall be determined as hereinabove provided by reference to the prices reported in the NASDAQ Stock Market; provided that if the Common Stock is listed or admitted to trading on the New York Stock Exchange, the Market Price shall be determined as hereinabove provided by reference to the prices reported by such exchange.

               (b) OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed pursuant to Paragraph 7(j) hereof, if the Company shall at any time after the Closing Date issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, in each case other than the issuances or sales referred to in Paragraph 7(f) hereof, (i) for a consideration per share less than the lesser of (a) the Warrant Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price on the trading day immediately preceding such issuance, or (ii) without consideration, the Warrant Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Paragraph 7(a) hereof, provided that:

                    (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of Paragraph 7(a) hereof), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subparagraph (b) (and for the purposes of subparagraph (v) of Paragraph 7(a) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Warrant Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                    (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of Paragraph 7(a) hereof) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subparagraph (ii) (and for the purpose of subparagraph (v) of Paragraph 7(a) hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Warrant Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised. No adjustment will be made pursuant to this subparagraph (ii) upon the issuance by the Company of any convertible or exchangeable securities pursuant to the exercise of any option, right or warrant exercisable therefor, to the extent that adjustments in respect of such options, rights or warrants were previously made pursuant to the provisions of subparagraph (i) of this subparagraph 7(b).

                    (iii) If any change shall occur in the price per share provided for in any of the options, rights or Warrants referred to in subparagraph (i) of this Paragraph 7(b), or in the price per share at which the securities referred to in subparagraph (ii) of this Paragraph 7(b) are convertible or exchangeable, or if any such option, rights or warrants are exercised at a price greater than the minimum purchase price provided for in such options, rights or warrants, or any such securities are converted or exercised for more than the minimum consideration receivable by the Company upon such conversion or exchange, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities; PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this subparagraph (iii) with respect to any change in the price per share provided for in any of the options, rights or warrants referred to in subparagraph (i) of this Paragraph 7, or in the price per share at which the securities referred to in subparagraph (ii) of this Paragraph 7(b) are convertible or exchangeable, which change results from the application of the anti-dilution provisions thereof in connection with an event for which, subject to subparagraph (iv) of Paragraph 7(f), an adjustment to the Warrant Price and the number of securities issuable upon exercise of the Warrants will be required to be made pursuant to this Paragraph 7.

               (c) SUBDIVISION AND COMBINATION. In case the Company shall at any time after the Closing Date subdivide or combine the outstanding shares of Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

               (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to the provisions of this Paragraph 7, the number of shares of Common Stock (but not the number of Warrants, which are subject to adjustment as set forth in the Warrant Agreement) issuable upon the exercise of the Underwriter's Option shall be adjusted to the nearest full whole number by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Underwriter's Option immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

               (e) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Underwriter's Option immediately prior to any such events (but not the shares of Common Stock issuable upon exercise of any Warrants underlying the

Underwriter's Option) at a price equal to the product of (x) the number of shares issuable upon exercise of the Underwriter's Option (but not the shares of Common Stock issuable upon exercise of any Warrants underlying the Underwriter's Option) and (y) the Warrant Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Underwriter's Option.

               (f) NO ADJUSTMENT OF WARRANT PRICE IN CERTAIN CASES. Notwithstanding anything herein to the contrary, no adjustment of the Warrant Price shall be made:

                    (i) Upon the issuance or sale of the Underwriter's Option, the shares of Common Stock or Warrants issuable upon the exercise of the Underwriter's Option or the shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Option; or

                    (ii) Upon the issuance or sale of (A) the shares of Common Stock or Warrants issued by the Company in the Public Offering (including pursuant to the Underwriter's overallotment option) or other shares of Common Stock or warrants issued by the Company upon consummation of the IPO, (B) the shares of Common Stock (or other securities) issuable upon exercise of Warrants; or

                    (iii) Upon (i) the issuance of options pursuant to the Company's employee stock option plan in effect on the date hereof or as hereafter amended in accordance with the terms thereof or any other employee or executive stock option plan approved by stockholders of the Company or the sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants issued and outstanding on the date of closing of the sale of Common Stock and Warrants pursuant to the Public Offering or (iii) the issuance or sale by the Company of any shares of Common Stock pursuant to the Company's restricted stock plan in effect on the date hereof; or

                    (iv) If the amount of said adjustment shall be less than two cents (2 CENTS) per share of Common Stock.

               (g)  ADJUSTMENT OF WARRANTS UNDERLYING UNDERWRITER'S OPTION.
With respect to the Warrants underlying the Underwriter's Option, the exercise price of such Warrants and the number of shares of Common Stock purchasable pursuant to such Warrants shall be automatically adjusted in accordance with the applicable provisions of the Warrant Agreement, upon the occurrence, at any time after the date hereof, of any of the events described in the Warrant Agreement requiring such adjustment, with the same force and effect as if such Warrants had been issued as of this date, whether or not such Warrants shall have been exercised (or exercisable) at the time of the occurrence of such event and whether or not such Warrants shall be issued and outstanding at the time of the occurrence of such event. Thereafter, such Warrants shall be exercisable at such adjusted Warrant's exercise price for such adjusted number of shares of Common Stock or other securities, properties or rights.

               (h) REDEMPTION OF UNDERWRITER'S OPTION. Notwithstanding anything to the contrary contained in this Agreement or elsewhere, the Underwriters Option cannot be redeemed by the Company under any circumstances.

               (i) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time after the Closing Date and prior to the exercise and expiration of the Underwriter's Option declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution or dividend consisting solely of shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Underwriter's Option shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Underwriter's Option, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holders were the owners of the shares of Common Stock underlying the Underwriter's Option (but not the shares of Common Stock issuable upon exercise of any Warrants underlying the Underwriter's Option). At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Paragraph 7(i).

               (j) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER SECURITIES. In case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of the Underwriter's Option in full issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the holders of Common Stock of the Company, the Holders of the unexercised Underwriter's Option shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Underwriter's Option, to receive such rights at the time such rights are distributed to the other stockholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which the Underwriter's Option remains exercisable.

               (k) NOTICE IN EVENT OF DISSOLUTION. In case of the dissolution, liquidation or winding-up of the Company, all rights under the Underwriter's Option shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered Holder of the Underwriter's Option, as the same shall appear on the books and records of the Company, by registered mail at least thirty (30) days prior to such termination date.

                (l) COMPUTATIONS. The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Paragraph, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Paragraph 7.

          8.   FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of shares of Common Stock or fractional Warrants on the exercise of this Underwriter's Option, provided, however, that if the Holder exercises the Underwriter's Option in full, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

          (b) The Holder of this Underwriter's Option, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock or fractional Warrant upon exercise of this Underwriter's Option.

          9.  REDEMPTION OF WARRANTS UNDERLYING THE UNDERWRITER'S  OPTION

            The Warrants underlying the Underwriter's Option are redeemable by the Company at a redemption price of $.05 per Warrant, in whole or in part, commencing 14 months after the date hereof and prior to their expiration upon not less than thirty (30) days' prior written notice to the holders of the Warrants; provided that the average closing bid quotation of the Common Stock as reported on The Nasdaq Stock Market, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national securities exchange (or other reporting system that provides last sales prices), has been at least 150% of the then current Exercise Price for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption (at which time this Underwriter's Option shall no longer be exercisable for Warrants).

          9.   MISCELLANEOUS.

          (a) This Underwriter's Option shall be governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

          (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, 190 SW Harrison, Portland, OR 97201.

          (c) The Company and the Underwriter may from time to time supplement or amend this Underwriter's Option without the approval of any other Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to materially adversely affect the interest of the Holders.

          (d) All the covenants and provisions of this Underwriter's Option by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

          (e) Nothing in this Underwriter's Option shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders, any legal or equitable right, and this Underwriter's Option shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders.

          (f) This Underwriter's Option may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Underwriter's Warrant to be signed by its duly authorized officer and this Underwriter's Option to be dated [___________],1998.

                                         FIRSTLINK COMMUNICATIONS, INC.

                                         By:
                                            ---------------------------
                                            A. Roger Pease

                                    PURCHASE FORM


            (To be signed only upon exercise of the Underwriter's Option)


          The undersigned, the Holder of the foregoing Underwriter's Option, hereby irrevocably elects to exercise the purchase rights represented by such Underwriter's Option for, and to purchase thereunder, ______ shares of Common Stock and/or ____ Warrants of Firstlink Communications, Inc. and herewith makes payment of $________ therefor, and requests that the certificates for Common Stock and/or Warrants be issued in the name(s) of, and delivered to ________________________________ whose address(es) is (are)
___________________________________________________________ and whose social security or taxpayer identification number is
______________________.

Dated:
      --------------------

-------------------------*

--------------------------
Address







*  Signature must conform in all respects to name of registered Holder.

                                    TRANSFER FORM



            (To be signed only upon transfer of the Underwriter's Option)



          For value received, the undersigned hereby sells, assigns, and transfers unto _____________________ the right to purchase shares of Common Stock and/or Warrants of Firstlink Communications, Inc. represented by the foregoing Underwriter's Option to the extent of __________ shares of Common Stock and/or ______ Warrants, and appoints ________________, attorney to transfer such rights on the books of Firstlink Communications, Inc., with full power of substitution in the premises.

Dated:
       ------------------


-------------------------
(name of holder)



-------------------------
Address

-------------------------

In the presence of:

-------------------------


-------------------------